Exhibit 5.1
June 21, 2010
Parker Drilling Company
5 Greenway Plaza, Suite 100
Houston, Texas 77046
Ladies and Gentlemen:
We have acted as special counsel to Parker Drilling Company, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company and the additional registrants named therein on the date hereof with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to an offer to exchange (the “Exchange Offer”) an aggregate principal amount of up to $300,000,000 of 9?% Senior Notes due 2018 of the Company (the “Exchange Notes”), which will have been registered under the Securities Act, for an equal principal amount of the Company’s outstanding 9?% Senior Notes due 2018 (the “Original Notes”).
The Original Notes were, and the Exchange Notes will be, issued under an Indenture, dated as of March 22, 2010 (the “Indenture”), among the Company, the subsidiary guarantors named therein (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”). The Exchange Notes will be unconditionally and irrevocably guaranteed (the “Guarantees”) as to payment of principal, premium, if any, and interest by each of the Guarantors pursuant to the Indenture.
In connection with the opinion set forth below, we have examined (i) the Registration Statement; (ii) the Indenture; and (iii) a specimen of the Exchange Notes. We also have made such investigations of law and examined originals or copies of such other documents and records as we have deemed necessary and relevant as a basis for the opinion hereinafter expressed. With your approval, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible. In the course of the foregoing investigations and examinations, we assumed (i) the genuineness of all signatures on, and the authenticity of, all documents and records submitted to us as originals and the conformity to original documents and records of all documents and records submitted to us as copies; and (ii) the truthfulness of all statements of fact set forth in the documents and records

Parker Drilling Company
June 21, 2010

examined by us. We have also assumed, with your approval, that (i) the Indenture has been duly authorized, executed and delivered by the Trustee; (ii) the Exchange Notes will conform to the specimen thereof examined by us; and (iii) the Trustee’s certificates of authentication of the Exchange Notes will be manually signed by one of the Trustee’s authorized officers.
Based on the foregoing and subject to the qualifications, limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we advise you that, in our opinion, when (i) the Registration Statement becomes effective under the Securities Act; (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) the Original Notes have been validly tendered and not withdrawn and have been received and accepted by the Company in accordance with the terms of the Exchange Offer as set forth in the Registration Statement; and (iv) the Exchange Notes have been duly executed, authenticated, issued and delivered upon consummation of the Exchange Offer in accordance with the terms of the Indenture and the Exchange Offer as set forth in the Registration Statement, the Exchange Notes issued in exchange for Original Notes in accordance with the terms of the Exchange Offer as set forth in the Registration Statement will constitute valid and binding obligations of the Company and the Guarantees thereof will constitute valid and binding obligations of the Guarantors.
The foregoing opinion is based on and is limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware, the relevant contract law of the State of New York and the relevant federal law of the United States of America. We express no opinion with respect to the state securities or blue sky laws of any jurisdiction or with respect to the law of any other jurisdiction. We are not admitted to the practice of law in the State of Delaware. We also express no opinion with respect to the anti-fraud provisions of the federal securities laws or with respect to federal or state laws relating to fraudulent transfers. With respect to all matters of Louisiana law, we have, with your approval, relied upon the opinion, dated June 21, 2010, of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. With respect to all matters of Nevada law, we have, with your approval, relied upon the opinion, dated June 21, 2010, of Greenberg Traurig, LLP, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Greenberg Traurig, LLP. With respect to all matters of Oklahoma law, we have, with your approval, relied upon the opinion, dated June 21, 2010, of Conner & Winters, LLP, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Conner & Winters, LLP.
The enforceability of the obligations of the Company under the Exchange Notes and the Indenture and of the Guarantors under the Guarantees and the Indenture are subject to the effect of any applicable bankruptcy (including, without limitation, fraudulent conveyance and preference), insolvency, reorganization, rehabilitation, moratorium or similar laws

Parker Drilling Company
June 21, 2010

and decisions relating to or affecting the enforcement of creditors’ rights generally, to a provision included in the Company’s Certificate of Incorporation as contemplated by Section 102(b)(2) of the General Corporation Law of the State of Delaware, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief. Such principles are of general application, and in applying such principles a court, among other things, might decline to order the Company and the Guarantors to perform covenants. We express no opinion as to the validity, binding effect or enforceability of any provisions of the Indenture, the Exchange Notes or the Guarantees that requires or relates to the payment of additional interest at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture. Further, we express no opinion with respect to the enforceability of provisions in the Exchange Notes or the Indenture with respect to waiver, delay, extension or omission of notice of enforcement of rights or remedies or waivers of defenses or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitations or other nonwaivable benefits provided by operation of law. In addition, the enforceability of any exculpation, indemnification or contribution provisions contained in the Indenture may be limited by applicable law or public policy.
In connection with the foregoing opinion, we have also assumed, with your approval, that at the time of the issuance and delivery of the Exchange Notes there will not have occurred any change in law affecting the validity, binding character or enforceability of the Exchange Notes or the Guarantees and that the issuance and delivery of the Exchange Notes and the Guarantees, all of the terms of the Exchange Notes and the Guarantees and the performance by the Company and the Guarantors of their respective obligations thereunder will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any Guarantor and will not result in a default under or a breach of any agreement or instrument then binding upon the Company or any Guarantor.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Exchange Notes” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Bracewell & Giuliani LLP
Bracewell & Giuliani LLP